Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-178443 and No. 333-178443-01) and S-8 (No. 333-181230 and No. 333-123146) of Plum Creek Timber Company, Inc. and Plum Creek Timberlands, L.P. of our report dated January 13, 2014 relating to the financial statements of MeadWestvaco Corporation's Community Development and Land Management Business, which appears in the Current Report on Form 8‑K/A of Plum Creek Timber Company, Inc. dated December 6, 2013.

/s/ PricewaterhouseCoopers LLP
Richmond, Virginia
February 12, 2014